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                                                                    EXHIBIT 3.15

                               AMENDMENT NO. 1 TO
                     LIMITED LIABILITY COMPANY AGREEMENT OF
                       EOTT ENERGY GENERAL PARTNER, L.L.C.


      THIS AMENDMENT NO. 1 TO LIMITED LIABILITY COMPANY AGREEMENT OF EOTT ENERGY GENERAL PARTNER, L.L.C. (this "Amendment"), dated as of August 29, 2001, is being executed by EOTT Energy Partners, L.P., a Delaware limited partnership and sole member of EOTT Energy General Partner, L.L.C. (the "Member"), and each of the undersigned individuals, in their capacity as members of the Board of Directors of EOTT Energy General Partner, L.L.C., pursuant to Section 10.5 of the Limited Liability Company Agreement of EOTT Energy General Partner, L.L.C. dated as of June 27, 2001 (the "LLC Agreement").

      WHEREAS, Section 10.5 of the LLC Agreement provides that the LLC Agreement may be amended or restated only with the approval of the Board and the Member; and

      WHEREAS, in order for EOTT Energy General Partner, L.L.C. (the "Company") to satisfy its obligations pursuant to Section 2.4 of that certain Reorganization Agreement dated as of the date hereof by and among the Company, EOTT Energy Corp., a Delaware corporation (the "MLP General Partner"), EOTT Energy Partners, L.P., a Delaware limited partnership, EOTT Energy Operating Limited Partnership, a Delaware limited partnership, EOTT Energy Pipeline Limited Partnership, a Delaware limited partnership, and EOTT Energy Canada Limited Partnership, a Delaware limited partnership (the "Reorganization Agreement"), it is necessary for the Member and the Board to amend the LLC Agreement;

      NOW, THEREFORE, the LLC Agreement is amended as follows:

      1. AMENDMENT TO PROVIDE FOR ADDITIONAL MEMBER INTERESTS. Article 3 of the LLC Agreement is hereby amended to add the following section immediately after Section 3.3.

            "3.4 ADDITIONAL MEMBER INTERESTS. The Board is hereby authorized to create and issue additional Member Interests in the Company and, if appropriate, to assign a Sharing Ratio to such additional Member Interest, for the sole purpose of satisfying the Company's obligations pursuant to
      Section 2.4 of that certain Reorganization Agreement dated as of August 29, 2001 by and among the Company, EOTT Energy Partners, L.P., a Delaware limited partnership, EOTT Energy Operating Limited Partnership, a Delaware limited partnership, EOTT Energy Pipeline Limited Partnership, a Delaware limited partnership, EOTT Energy Canada Limited Partnership, a Delaware limited partnership, and EOTT Energy Corp., a Delaware corporation. Upon issuance of an additional Member Interest pursuant to this Section 3.4, the person to whom the additional Member Interest is issued shall be admitted as a member of the Company."

      2. CREATION AND ISSUANCE OF ADDITIONAL MEMBER INTEREST. Effective contemporaneously with the effectiveness of the Reorganization Agreement, the Board hereby (i)
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creates and issues the additional member interest in the Company referenced in
Section 2.4 of the Reorganization Agreement (the "Additional Member Interest") to the MLP General Partner and admits the MLP General Partner as a member of the Company.

      3. APPROVAL OF DISPOSITION OF ADDITIONAL MEMBER INTEREST. The Board hereby approves the Disposition by the MLP General Partner of the Additional Member Interest to the Member as contemplated pursuant to Section 2.5 of the Reorganization Agreement and waives any right it may have to receive any of the documents listed in Section 3.2 of the LLC Agreement with respect to such Disposition.

      4. CAPITALIZED TERMS. Capitalized terms used but not defined herein are used as defined in the LLC Agreement. This Amendment will be governed by and construed in accordance with the laws of the State of Delaware.


      IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

                           MEMBER:

                                 EOTT ENERGY PARTNERS, L.P.

                                 By:   EOTT Energy Corp., its general partner


                                 By: /s/ DANA R, GIBBS
                                    ---------------------------------------
                                         Dana R. Gibbs
                                         President and Chief Operating Officer

                           BOARD OF DIRECTORS:


                                 /s/ RODERICK J. HAYSLETT
                                 ------------------------------------------
                                 Roderick J. Hayslett


                                 /s/ STANLEY HORTON
                                 ------------------------------------------
                                 Stanley Horton


                                 /s/ DANA R. GIBBS
                                 ------------------------------------------
                                 Dana R. Gibbs


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